Exhibit 10.1

                       AGREEMENT FOR THE SALE AND PURCHASE

                                OF REAL PROPERTY

         THIS AGREEMENT FOR THE SALE AND PURCHASE OF REAL PROPERTY ("Agreement"), made as of this _______ day of __________ 1998, by and among Randolph S. McClain ("Seller") and HEICO Aerospace Holdings Corp., a Florida corporation ("Purchaser")

                                   WITNESSETH:

         WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, certain real property upon terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises and the Earnest Money and other valuable consideration, in hand paid by Purchaser to Seller, the receipt and sufficiency of which is acknowledged, Seller and Purchaser covenant and agree as follows:

                               1. SALE OF PROPERTY

         Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, upon the terms and conditions hereinafter provided, that certain real property consisting of 4.043 acres and a one story metal building which constitutes the McClain International, Inc. ("McClain") headquarters facility (the "Property") located at 4785 Roosevelt Highway, College Park, Georgia 30320, lying and being located in Land Lots 108, 9th District, Fulton County, Georgia, and being more particularly described in EXHIBIT "A" hereto (which also includes a plat of the Property), together with all improvements located thereon, and all fixtures, permits, licenses, bonds, and rights in and to surrounding dedicated streets.

                      2. PURCHASE PRICE AND TIME OF PAYMENT

         The purchase price to be paid by Purchaser to Seller for the Property ("Purchase Price") shall be Two Million Five Hundred Thousand and 00/100ths Dollars ($2,500,000.00), subject to the prorations and adjustments as hereinafter provided. Purchaser shall pay the Purchase Price by certified or cashier's check or wire transfer at the closing of the transaction contemplated by this Agreement (the "Closing"). The parties acknowledge and agree that Seller is in the process of expanding its headquarters facility located on the Property (the "Facility Expansion"). In this regarding, the Purchase Price shall be increased by an amount equal to all actual costs of the Facility Expansion incurred through the date of closing to the extent such costs are funded by Seller or through construction financing which Seller will pay off at closing, in an amount not to exceed One Million Three Hundred Thousand and 00/100ths Dollars ($1,300,000.00). In the event Seller utilizes construction financing, Purchaser may elect to assume or pay off such financing at closing in an amount not to exceed One Million Three Hundred Thousand and 00/100ths Dollars ($1,300,000.00), in which event the Purchase Price shall remain Two Million Five Hundred Thousand and 00/100ths Dollars ($2,500,000.00).

                            3. DELIVERY OF DOCUMENTS

         Seller shall immediately provide within no later than three business days (or has already provided) Purchaser with copies of all documentation Seller has in its possession or control regarding the Property. Said documentation shall include, without limitation, to the extent available:

         (a)      the most recent as-built and boundary surveys;

         (b)      the most recent title insurance policies in effect;

         (c)      a copy of a Phase I environmental report when it is prepared;

         (d)      all tax bills for the Property for the past two years;

         (e)      as-built plans;

         (f) any notices by any governmental agency of code, law or regulation violations or other legal violations;

         (g)      all insurance policies in effect; and

         (h)      all service contracts.

                      4. FEASIBILITY AND INSPECTION PERIOD

         Purchaser shall have until Closing to confirm engineering, architectural and market feasibility ("Feasibility and Inspection Period").

         Seller will permit representatives of Purchaser to enter upon the Property for the purposes of conducting tests, inspections, or examinations that Purchaser desires in regard to the feasibility of the Property, including (but not by way of limitation) said tests, borings, percolation tests and other tests, inspections, or examinations as Purchaser may request to determine subsurface or topographic conditions of the Property. Purchaser shall hold Seller harmless for any damages resulting from the failure by Purchaser or the representatives of Purchaser to exercise reasonable care in the conduct of such tests, inspections, or examinations. If Purchaser, in its sole and absolute discretion, shall conclude from the results of said tests or for any other reason or factor (or for no specific reason) that the Property is not feasible or desirable for Purchaser's intended purpose, and shall so notify Seller in writing of Purchaser's conclusion on or before the end of the Feasibility and Inspection Period, this Agreement shall be terminated and be of no further force or effect, and no party shall have any rights or claims against one another which might otherwise result from this Agreement.

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                  5. EXAMINATION OF TITLE AND DEFECTS IN TITLE

         Purchaser shall have until Closing in which to obtain a survey and examine Seller's title of the Property. Purchaser shall be entitled to treat survey defects as title defects. In the event Seller is notified of any such objectionable matter within five (5) days prior to Closing, Seller agrees to promptly employ its good faith best efforts to procure a cure for same. However, except for loans relating to the expansion of the headquarters facility, Seller shall be obligated to satisfy or pay off any liens or deeds to secure debts encumbering the Property. In the event, however, Seller does not cure any objectionable matter prior to Closing, then at Purchaser's option, Purchaser may either (i) take title to the Property despite the existence of such matter, or
(ii) terminate this Agreement, in which event neither Purchaser nor Seller shall have any further liability, obligations or rights with regard to this Agreement which shall then become null and void and of no further force and effect. Any title exceptions to the Property existing prior to the Purchaser's title inspection to which Purchaser does not object, or to which Purchaser waives its objection are referred to herein as "Permitted Exceptions" or "Permitted Title Exceptions". In the event that any title exceptions or survey matters arise between Purchaser's title search and the Closing that affect the marketability or insurability of the title to the Property or which adversely affect the use of the Property for Purchaser's intended use, Purchaser may after the discovery thereof notify Seller, in which event Seller shall promptly employ his good faith best efforts to procure a cure for same, as required above, and upon the failure of Seller to effectuate a cure, then Purchaser may elect any of the options set forth in subclauses (i) or (ii) above. In the event that Seller shall tender to Purchaser in writing a cure for any title objection or defect not waived by Purchaser, then Purchaser shall be deemed to have accepted such cure if the same is not rejected by written notice delivered to Seller prior to Closing.

                             6. CONDITIONS PRECEDENT

         It is agreed that Purchaser's obligations hereunder are conditioned upon the satisfaction of the following conditions:

         (a) The timely performance by Seller of each and every obligation imposed on Seller herein;

         (b) Closing Deliveries. Seller shall have delivered to Purchaser at Closing each of the following, together with any additional items which Purchaser may reasonably request to effect the transactions contemplated herein;

             (i) full and complete possession of the Property and related property, free from the possession of any and all other persons;

             (ii) a limited warranty deed (the "Deed") conveying an unencumbered, good, valid, marketable and indefeasible fee simple title to the Property to Purchaser such that Purchaser's title company will insure at standard rates without the standard printed exceptions and the Permitted Exceptions. The Deed shall be in proper form for recordation, duly executed by

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

Seller, with the signature of the Seller being acknowledged and notarized in the appropriate place, and otherwise in form and substance satisfactory to Purchaser and its counsel;

             (iii) an Affidavit executed by Seller under penalty of perjury, to the effect that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and setting forth Seller's taxpayer identification number and address as set forth in EXHIBIT "B";

             (iv) a bill of sale conveying all of Seller's right, title and interest in all personal property relating to the real estate (if any), a quitclaim assignment of all intangible rights including insurance proceeds if a fire or other casualty has occurred prior to Closing, an assignment of all warranties affecting the Property, a closing statement, any necessary state, county, and city real estate transfer tax declarations for the Property, and such additional instruments of sale, transfer, conveyance, and assignment duly executed by Seller as of the Closing, as counsel to Purchaser shall deem necessary or appropriate;

             (v) a Seller's affidavit in the form attached hereto as EXHIBIT "C" ("Seller's Affidavit");

             (vi) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the transactions contemplated hereby, including those documents that are exhibits hereto; and

             (vii) all other matters of conveyance and documentation described by this Agreement.

         Each parties' obligation to close this transaction is conditioned upon
(i) the sale of stock of McClain, pursuant to that certain McClain International, Inc. Stock Purchase Agreement, and (ii) assumption of the construction obligations to third party contractors or builders relating to the expansion of the McClain headquarters facility on the Property in an amount not to exceed One Million Three Hundred Thousand and 00/100ths Dollars ($1,300,000.00) including (i) Purchaser's reimbursement of Seller's out of pocket costs and (ii) the amount of construction financing assumed or paid off by Purchaser at Closing.

                                   7. CLOSING

         The closing will be held in the offices of Purchaser's counsel, Charles
B. Pyke, Jr., Esq., Pyke & Associates, P.C., 5180 Buffington Road, Atlanta, GA 30349, simultaneously with the Closing of the McClain stock referenced in
Section 6 herein.

         At the Closing, the parties will execute and deliver all deeds and other documents necessary to consummate the sale and purchase of the Property pursuant to the terms of this Agreement. Seller at the Closing will pay all amounts required for transfer taxes arising form the conveyance of the Property. Purchaser shall pay for the cost of recording the limited warranty deed, all costs of title examination and survey, certification and all premiums for title insurance


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obtained by Purchaser. Each party shall be responsible for his or its own attorney's fees, except as provided in Section 13 herein below.

                   8. WARRANTIES AND REPRESENTATIONS OF SELLER

         Seller warrants to Purchaser as follows:

         (a) Seller agrees to deliver to Purchaser the documents required by
Section 3 herein, to the extent in Seller's possession;

         (b) The Property will be in substantially the same condition at time of Closing as of date hereof, normal wear and tear excepted;

         (c) Seller will not further sell, encumber, convey, assign or contract to sell, convey, assign, pledge, encumber or lease all or any part of the Property, nor restrict the use of all or any part of the Property, nor take or cause to be taken any action or conflict with this Agreement at any time between the date of execution of this Agreement and (i) Closing, or (ii) the earlier termination of this Agreement pursuant to its terms, except to the extent related to the McClain headquarters facility expansion;

         (d) Seller is not a "foreign person" as that term is defined in the I.R.C.ss. 1445(f)(3), nor is the sale of the Property subject to any withholding requirements imposed by the Internal Revenue Code, including, but not limited to, Section 1445 thereof;

         (e) There are no parties in possession of the Property other than McClain, and there are no leases affecting the Property other than the lease between McClain and Seller which will be cancelled as of Closing;

         (f) Seller has not received notice of and is not aware of any suits, judgments, or violations relating to or at the Property of any zoning, building, fire, health, pollution, environmental protection, or waste disposal ordinance, code, law or regulation which has not been heretofore corrected; that there is no suit or judgment presently pending or, to the best knowledge and belief of Seller, threatened which would create a lien upon the Property in the hands of Purchaser after Closing; and Seller shall give prompt notice to Purchaser of any such suit or judgment filed, entered or threatened prior to Closing;

         (g) There are no service contracts or other contracts affecting the Property that are not terminable at will;

         (h) There are no pending or to the best of Seller's knowledge, no threatened or contemplated eminent domain proceedings affecting the Property or any part thereof; and Seller shall give prompt notice to Purchaser of any such proceedings which occur or are threatened prior to Closing;

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

         (i) No valid claims, rights to offsets or litigation, actual or threatened, to the knowledge of Seller, exist with regard to the Property; and

         (j) The foregoing Representations and Warranties shall not merge into the deed and shall survive closing.

                            9. POSSESSION OF PROPERTY

         Seller shall deliver possession of the Property to Purchaser on the date of Closing in the same condition as it presently exists.

                                 10. PRORATIONS

         At the Closing, all state, county and municipal ad valorem taxes, if any, with respect to the Property for the year in which the transaction is consummated will be prorated as of the date of Closing. If the amount of such taxes is not known at the time of the Closing, proration of such taxes will be made upon the basis of the most recent ascertainable tax statement, and the parties shall re-prorate such taxes upon such time as the taxes for the current year are known. This provision shall survive closing.

                                    11. AS IS

         Purchaser has previously reviewed and considered the nature of this transaction and the Feasibility and Inspection Period will give Purchaser the opportunity to thoroughly investigate the Property and all aspects of the transaction. In electing to proceed with the transaction, Purchaser shall have determined that the Property is satisfactory to Purchaser in all respects and is purchasing the Property in "as is" condition. Purchaser acknowledges and agrees that the Purchase Price was negotiated on the basis of this being an "as is" transaction; and the "as is" nature of the transaction was a material inducement for Seller to enter into this Agreement. Purchaser has and will rely solely on Purchaser's own independent investigations and inspections, and Purchaser has not relied and will not rely on any representation of Seller other than as expressly set forth in this Agreement. Purchaser further acknowledges and agrees that, except for the specific representations made by Seller in this Agreement, Seller made no representations, is not willing to make any representations, nor held out any inducements to Purchaser other than those (if any) exclusively set forth in this Agreement; and Seller is not and shall not be liable or bound in any manner by any express or implied warranties, guaranties, statements, representations or information pertaining to the Property, except as may be specifically set forth in this Agreement.

                                  12. RADON GAS

         Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Georgia.


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

Additional information regarding radon and radon testing may be obtained from the county public health unit for Fulton County, Georgia.


                                 13. LITIGATION

         In the event of any litigation under this Agreement, the prevailing party shall be entitled to recover reasonable legal fees and court cost at all trial and appellate levels.

                                    14. TIME

         Time shall be of the essence for each and every provision of this Agreement.

                            15. SECTION 1031 EXCHANGE

         Purchaser agrees to cooperate with Seller in order to facilitate any effort by Seller to structure the sale of the Property as part of a so-called "like kind exchange" (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Without limiting the foregoing, Seller will have the right, without the consent of Purchaser, to transfer and assign Seller's interest under this Agreement to a qualified intermediary to the extent necessary to facilitate the Exchange. If Seller so elects to effect an Exchange, the obligation of Purchaser to participate in the Exchange shall be subject to the conditions that (i) the Closing will not be delayed or affected by reason of the Exchange; (ii) the Exchange shall not alter, in any manner, the rights of Seller and Purchaser under this Agreement; (iii) Purchaser shall not be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) Purchaser shall not incur any liability or expenses of any nature in connection with the Exchange.

                      16. PRIOR DISCUSSIONS AND AMENDMENTS

         This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the conveyance of the Property and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by both Seller and Purchaser. All Exhibits referenced herein are deemed incorporated herein by this reference, whether attached hereto or not.

                           17. SURVIVAL OF PROVISIONS

         All covenants, warranties, representations, and agreements set forth in this Agreement will survive the Closing of the purchase and sale of the Property, and will survive the execution of all deeds and other documents at any time executed and delivered under, pursuant to, or by reason of this Agreement, for a period of 18 months following Closing.

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                           18. SUCCESSORS AND ASSIGNS

         This Agreement shall apply to, inure to the benefit of, and be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns to the same extent as if specified at length throughout this Agreement. Purchaser shall have the right to assign its interest in this Agreement, or any portion thereof, provided, however, that no such assignment shall be effective as to Seller until an executed counterpart of the instrument of assignment has been delivered to Seller.

                                19. COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

                             20. TIME OF THE ESSENCE

         Time is of the essence of this Agreement.

                                21. GOVERNING LAW

         This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Georgia without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Georgia located in Fulton County, Georgia or the United States District Court for the Northern District of Georgia. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Georgia by virtue of a failure to perform an act required to be performed in the State of Georgia and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Georgia for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law any obligations which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered into by any court in respect hereof brought in Fulton County, Georgia and further irrevocably waive any claim that any suit, action or proceeding brought in Fulton County has been brought in an inconvenient forum.

                                   22. NOTICES

         All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed delivered on (a) the date of personal delivery or transmission by telegram or facsimile transmission, (b) the first business day after the date of delivery to a nationally recognized overnight courier service, or (c) the third business day after the date of deposit in the United States mail, as follows, or to such other address, person or entity as any party shall designate by notice to the others in accordance therewith:

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                  TO SELLER:

                                    Randolph S. McClain
                                    c/o McClain International, Inc.
                                    4785 Roosevelt Highway
                                    College Park, GA  30320
                                    (770) 964-4022
                                    Fax:  (770) 969-7163

                  WITH A COPY TO:

                                    Charles B. Pyke, Jr., Esq.
                                    Pyke & Associates, P.C.
                                    5180 Buffington Road
                                    Atlanta, GA  30349
                                    (404) 768-6470
                                    Fax:  (404) 768-7402

                           AND

                                    Michael M. Smith, Esq.
                                    Gambrell & Stolz, LLP
                                    1000 Abernathy Road, Suite 1230
                                    Norcross, GA  30329
                                    (404) 589-3419
                                    Fax:  (404) 489-3400

                  TO PURCHASER:

                                    HEICO Aerospace Holdings Corp.
                                    825 Brickell Bay Drive
                                    Suite 1644
                                    Miami, FL  33131
                                    Attn:  William S. Harlow
                                    (305) 374-1745
                                    Fax:  (305) 374-6742

                  WITH A COPY TO:
                                    Rick Giusto, Esq.
                                    Greenberg, Traurig, P.A.
                                    1221 Brickell Avenue
                                    Miami, FL  33131
                                    (305) 579-0500
                                    Fax:  (305) 579 0717



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

         The time in which a response or action in response to any Notice must be given or taken shall run from the time of actual receipt of such Notice.

                                23. CONSTRUCTION

         No provisions of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provision.

                                24. RISK AND LOSS

         Any risk and loss with respect to the Property shall remain with the Seller until Closing.

         In the event that any action or proceeding is filed (or notice of such action or proceeding given) under which all of the Property or any portion thereof may be taken under the right of eminent domain, then Purchaser shall have the option of either: (i) cancelling this Agreement or (ii) closing as provided herein except that Seller shall at Closing assign to Purchaser all of Seller's interest in any proceeds received or which may be received by reason of such taking and Purchaser shall take title to the Property subject to such condemnation proceedings.

         In the event that all or any portion of the building on the Property is damaged by fire or other casualty and is not restored or repaired, then Purchaser shall have the option of: (i) cancelling this Agreement, or (ii) closing as provided herein except that Seller shall at Closing assign to Purchaser all of Seller's interest in any and all insurance proceeds received or receivable by reason of such casualty.

                                   25. BROKERS

         Seller and Purchaser covenant that they have dealt with no broker or finder in connection with this transaction. However, Seller covenants and agrees that should any claim be asserted for any broker's commission by, through or on account of the acts of Seller or his representatives, Seller shall indemnify and hold harmless Purchaser from any and all liabilities and expenses incurred in connection therewith including, without limitation, reasonable attorneys' fees and court costs. Likewise, Purchaser covenants and agrees that should any claim be asserted by, through or on account of the acts of Purchaser or its representatives, Purchaser shall indemnify and hold Seller harmless from any all liabilities and expenses incurred in connection therewith including, without limitation, reasonable attorneys' fees and court costs. The provisions of this
Section 25 shall survive the Closing.

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         IN WITNESS WHEREOF, Seller and Purchaser have hereunto set their hands and affixed their seals as of the day and year first above written.

                                     PURCHASER:

                                     HEICO Aerospace Holdings Corp.,
                                     a Florida corporation

                                     /S/ VICTOR H. MENDELSON
                                         -------------------
                                     By:    VICTOR H. MENDELSON
                                     Its:     VICE PRESIDENT

                                              [CORPORATE SEAL]

                                     SELLER:

                                     /S/RANDOLPH S. MCCLAIN               (SEAL)
                                     -------------------------------------------
                                     Randolph S. McClain


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

                                  EXHIBIT LIST

Exhibit "A"  Legal Description and Plat
Exhibit "B"  Affidavit of Non-Foreign Residence Status
Exhibit "C"  Seller's Affidavit



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

                                   EXHIBIT "A"

                           LEGAL DESCRIPTION AND PLAT

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

                                   EXHIBIT "B"

                    AFFIDAVIT OF NON-FOREIGN RESIDENCE STATUS

         Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a United States Real Property interest must withhold tax if the transferor (seller) is a foreign person, as that term is defined by said Section, and by the Income Tax Regulations adopted pursuant thereto. To inform the transferee (buyer) that the withholding of tax is not required upon my disposition of the United States Real Property owned or held by the me, 4785 Roosevelt Highway, College Park, Georgia 30320, as further described in a limited warranty deed of even date to HEICO Aerospace Holdings Corp., I hereby certify the following:

         1. I have had an opportunity to determine, from my accountant, or from other sources, the meaning and effect of Section 1445 of the Internal Revenue Code, including the definition of "foreign person" under the Internal Revenue Code and Regulations;

         2. I am not a nonresident alien for purposes of U.S. income taxation;

         3. My U. S. taxpayer identifying number (Social Security number is
______________

         4. My home address is:___________________________________________

         I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that nay false statement I have made here could be punished by fine, imprisonment, or both.

         Under penalty of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

         I understand that this certification may be relied upon by the aforenamed Buyer and the attorney closing this sale so that the property is transferred free of any claim for taxes owed the U.S. Government.

Sworn to and subscribed before                      AFFIANT:
me this _______ Day of______, 1998.

--------------------------------           ------------------------------
Notary Public                              Randolph S. McClain

[Notary Seal]

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

                                   EXHIBIT "C"

                               SELLER'S AFFIDAVIT

         BEFORE ME came in person Randolph S. McClain (hereinafter referred to as "Deponent"), who, having been duly sworn and on oath, deposed and said as follows:

         1. That Deponent is personally familiar with the matters set forth herein.

         2. That Randolph S. McClain (hereinafter referred to as "Owner"), is the owner of the fee simple estate in and to the improved real property (hereinafter referred to as the "Property") located in Fulton County, Georgia, more particularly described in EXHIBIT "A" attached hereto and by this reference made a part hereof.

         3. That except as set forth in EXHIBIT "B" attached hereto and by this reference made a part hereof, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewerage or streets or ad valorem taxes which constitute or could constitute a lien against the Property or any part thereof.

         4. That there is no outstanding indebtedness for equipment, appliances or other fixtures owned by Owner attached to or located in or on the Property.

         5. That there are no disputes concerning the location of the lines and corners of the Property.

         6. That except as set forth in said EXHIBIT "B" attached hereto, there are no pending suits, proceedings, judgments, bankruptcies, liens or executions against Owner in either Fulton County or any other county of the State of Georgia which do or could adversely affect title to the Property.

         7. That no work, improvements or repairs have been undertaken by or at the instance of Owner (or any agents or representatives of Owner) on the Property or any part thereof during the ninety-five (95) days immediately preceding the date of the making of this Affidavit for which payment has not been made; and there are no outstanding bills for labor or materials used in making improvements or repairs upon the Property at the instance of Owner (or any agents or representatives of Owner) or for the services of architects, surveyors or engineers incurred in connection therewith.

         8. That Owner is in exclusive possession of the Property and that no other parties have any claim to possession of the Property, except as set forth in said EXHIBIT "B" attached hereto.

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

         9. That this Affidavit is made for the purposes of inducing HEICO Aerospace Holdings Corp. to purchase the Property.

                                             ---------------------------------
                                             Randolph S. McClain

         Sworn to and subscribed before me, a Notary Public in and for the State of Georgia at large by Randolph S. McClain, known personally to me, who, being duly sworn and on oath, deposed and said that, to the best of his knowledge and belief, the within and foregoing statements are true and correct this ___________________ day of ______________, 1998.

                                               -------------------------------
                                               Notary Public

                                               Commission Expiration Date:

                                               [NOTARIAL SEAL]

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